AMENDMENT TO
FUND PARTICIPATION AGREEMENT
This AMENDMENT, dated as of April 15, 2004, between NATIONAL
LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Vermont ("LIFE COMPANY"), NEUBERGER BERMAN ADVISERS
MANAGEMENT TRUST, a Delaware business trust ("TRUST"), and NEUBERGER
BERMAN MANAGEMENT INC., a New York corporation ("NB MANAGEMENT"), is made to the Fund Participation Agreement, dated as of May 1, 1998, as amended, among
LIFE COMPANY, TRUST, NEUBERGER BERMAN ADVISERS MANAGERS
TRUST and NB MANAGEMENT (the "Agreement"). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the Sub-Administrator and NBMI desire to amend
Appendixes A and B to the Agreement to add one or more new Portfolios.

NOW, THEREFORE, in consideration of the promises and mutual
covenants hereinafter contained, the parties agree as follows:

1. Appendixes A and B of the Agreement is hereby deleted and replaced with new
Appendixes A and B attached hereto.

2. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

NEUBERGER BERMAN
MANAGEMENT INC.

NEUBERGER BERMAN
ADVISERS MANAGEMENT TRUST

NATIONAL LIFE INSURANCE COMPANY

By: /s/ Elizabeth H. MacGowan
Name: Elizabeth H. MacGowan
Title: Vice President
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By: /s/ Peter E. Sundman
Name: Peter E. Sundman
Title: Chairman and CEO

By: /s/ Peter E. Sundman
Name: Peter E. Sundman
Title: President
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APPENDIX A

PORTFOLIOS

Partners Portfolio
Mid-Cap Growth Portfolio (Initial Class)
Fasciano Portfolio (S-Series Class)
Limited Maturity Portfolio (Initial Class)

APPENDIX B

SEPARATE ACCOUNTS National Variable Life Insurance Account	SELECTED PORTFOLIOS Partners Portfolio (Initial Class) Mid Cap Growth Portfolio (Initial Class) Limited Maturity Portfolio (Initial Class) Fasciano Portfolio (S-Series Class)

National Variable Annuity Account II	Partners Portfolio (Initial Class) Mid Cap Growth Portfolio (Initial Class) Limited Maturity Portfolio (Initial Class) Fasciano Portfolio (S-Series Class)